Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-148977 of Noranda Aluminum Holding Corporation and Noranda Aluminum Acquisition Corporation of our report dated March 24, 2008, relating to the 2007 and 2005 financial statements of Gramercy Alumina LLC appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana

May 7, 2008